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                       MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                                      FORM 10-Q
                                   AUGUST 31, 1996
                                     (UNAUDITED)
                       ---------------------------------------
Exhibit 11
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            Computation of Earnings per Common and Common Equivalent Share
          ------------------------------------------------------------------
                                Nine Months Ended     Three Months Ended
                                     August 31,           August 31,
                                -----------------    ------------------

                                  1996      1995        1996      1995
                                 ------    ------      ------    ------
Earnings
--------

Net income                     $1,637,279  $ 794,872  $1,183,088 $1,016,384

Modified Treasury Stock Method
------------------------------
Incremental Income                 59,709    166,760      -          42,063
                                --------- ----------  ----------  ---------
Adjusted income                $1,696,988 $  961,632  $1,183,088 $1,058,447
                                --------- ----------  ----------  ---------
                                --------- ----------  ----------  ---------

Shares
------
Weighted average number of
  common shares outstanding     4,387,181   3,640,242  4,928,358  3,676,592

Additional shares assuming
conversion of stock options
and warrants utilizing the
modified treasury stock method  1,319,905   1,446,615  1,061,335  1,435,046
                                ---------   ---------  ---------  ---------
Number of common and common
  equivalent shares             5,707,086   5,086,857  5,989,693  5,111,638
                                --------- ----------  ----------  ---------
                                --------- ----------  ----------  ---------

Earnings per common and common
  equivalent share                 $.30       $.19       $.20        $.21
                                --------- ----------  ----------  ---------
                                --------- ----------  ----------  ---------